Appendix A

FUND SCHEDULE – LITMAN GREGORY FUNDS TRUST

As of August 22, 2023

Effective Date

iM DBi Hedge Strategy ETF	December 5, 2022

iM DBi Managed Futures Strategy ETF	December 5, 2022

iMGP RBA Responsible Global Allocation ETF	December 5, 2022

IMGP Berkshire Dividend Growth ETF	June 29, 2023

Polen Capital Global Growth ETF	August 22, 2023

LITMAN GREGORY FUNDS TRUST on behalf of its series listed above		iM GLOBAL PARTNER FUND MANAGEMENT, LLC

By:		By:
Name:	Jeffrey K. Seeley	Name:	John M. Coughlan
Title:	President	Title:	Director - Chief Operations Officer

Appendix B

FEE SCHEDULE – LITMAN GREGORY FUNDS TRUST

As of August 22, 2023

Fund	Fee Rate

iM DBI Hedge Strategy ETF	0.85% of the daily net assets of the Fund

iM DBI Managed Futures Strategy ETF	0.85% of the daily net assets of the Fund

iMGP RBA Responsible Global Allocation ETF	0.55% of the daily net assets of the Fund

iMGP Berkshire Dividend Growth ETF	0.55% of the daily net assets of the Fund

Polen Capital Global Growth ETF	0.85% of the daily net assets of the ETF

LITMAN GREGORY FUNDS TRUST on behalf of its series listed above		iM GLOBAL PARTNER FUND MANAGEMENT, LLC

By:		By:
Name:	Jeffrey K. Seeley	Name:	John M. Coughlan
Title:	President	Title:	Director - Chief Operations Officer